Exhibit 23.2

Our ref:     RJT/302152/342293/vl

Your ref

Baidu.com, Inc.	Direct: Mobile: E-mail:	+852 2971 3007 + 852 9020 8007 richard.thorp@maplesandcalder.com
12/F, Ideal International Plaza
No. 58 West-North 4th Ring
Beijing, PRC 100080

July 12, 2005

Dear Sirs:

We hereby consent to the reference to our firm under the captions “Enforceability of Civil Liabilities,” “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement of Baidu.com, Inc. on Form F-1 initially filed on July 12, 2005 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ MAPLES and CALDER

MAPLES and CALDER

Maples and Calder
1504 One International Finance Centre
1 Harbour View Street
Hong Kong

Tel: +852 2522 9333
Fax: +852 2537 2955

www.maplesandcalder.com

Resident Hong Kong Partners:

Christine Chang (England and Wales), Spencer Privett (England and Wales), Richard Thorp and (England and Wales), Anne Walker (England and Wales), Anthony Webster (England and Wales)

Cayman Island and British Virgin Islands Attorneys at Law

Offices: BVI, Cayman, Hong Kong, Jersey, London